As filed with the Securities and Exchange Commission on June 22, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KKR & Co. L.P.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	26-0426107 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series B Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):  333-210061

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.

Descriptions of the 6.50% Series B Preferred Units (the “Preferred Units”) of KKR & Co. L.P. (the “Registrant”) are contained in a prospectus dated March 10, 2016, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-210061) relating to the Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated June 13, 2016 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Preferred Units” and “Description of Our Limited Partnership Agreement,” and the description of the Preferred Units in the Prospectus Supplement under the heading “Description of the Series B Preferred Units,” are each incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description
3.1
Third Amended and Restated Limited Partnership Agreement of KKR & Co. L.P. dated June 20, 2016 (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on June 20, 2016).

3.2
Second Amended and Restated Limited Liability Company Agreement of KKR Management LLC dated May 4, 2016 (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Quarterly Report on Form 10-Q filed on May 6, 2016).

3.3
Certificate of Limited Partnership of the KKR & Co. L.P. (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. registration statement on Form S-1 (File No. 333-165414) filed on March 12, 2010).

3.4	Certificate of Formation of KKR Management LLC (incorporated by reference to Exhibit 3.3 to the KKR & Co. L.P. registration statement on Form S-1 (File No. 333-165414) filed on March 12, 2010).
4.1	Form of 6.50% Series B Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on June 20, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KKR & CO. L.P.

By:	KKR Management LLC, its general partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Chief Financial Officer

Date: June 22, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1
Third Amended and Restated Limited Partnership Agreement of KKR & Co. L.P. dated June 20, 2016 (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on June 20, 2016).

3.2
Second Amended and Restated Limited Liability Company Agreement of KKR Management LLC dated May 4, 2016 (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Quarterly Report on Form 10-Q filed on May 6, 2016).

3.3
Certificate of Limited Partnership of the KKR & Co. L.P. (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. registration statement on Form S-1 (File No. 333-165414) filed on March 12, 2010).

3.4	Certificate of Formation of KKR Management LLC (incorporated by reference to Exhibit 3.3 to the KKR & Co. L.P. registration statement on Form S-1 (File No. 333-165414) filed on March 12, 2010).
4.1	Form of 6.50% Series B Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on June 20, 2016).